UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2006

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On May 4, 2006 Patrick M. Murphy was elected to the position of director on Technology Research Corporation’s Board of Directors.  Mr. Murphy accepted the appointment on May 8, 2006.  Mr. Murphy will serve on the audit committee of the Board of Directors and has been appointed to be its chairman.

Item 8.01 Other Events.

    At his request, David F. Walker has chosen to step down as Chairman of the Audit Committee.  Mr. Walker will remain a member of the Board of Directors and a member of the audit committee.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this report:

Exhibit No. 99.1	Description Press release issued May 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: May 12, 2006	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance, CFO